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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1990 Stock Option/Stock Incentive Plan, the 1994 Stock Option Plan and the 1996 Stock Option/Stock Incentive Plan of Genentech, Inc. of our reports dated January 20, 1999, with respect to the consolidated financial statements and schedule of Genentech, Inc. included and incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


San Jose, California
July 15, 1999                                /s/ ERNST & YOUNG LLP